UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2009

LAKELAND BANCORP, INC.

(Exact Name of Registrant as Specified in its Charter)

New Jersey	33-27312	22-2953275
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

250 Oak Ridge Road, Oak Ridge, New Jersey	07438
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (973) 697-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 21, 2009, at the Annual Meeting of Shareholders of Lakeland Bancorp, Inc. (“Lakeland Bancorp” or the “Company”), the Company’s shareholders approved the Lakeland Bancorp, Inc. 2009 Equity Compensation Program (the “2009 Program”). The Company’s Board of Directors had adopted the 2009 Program on February 11, 2009, subject to shareholder approval. The general purpose of the 2009 Program is to provide an incentive to the Company’s employees, officers and directors, including the employees, officers and directors of the Company’s subsidiaries, by enabling them to share in the future growth of Lakeland Bancorp’s business.

The 2009 Program provides for the grant of options to purchase shares of the Company’s common stock, restricted stock units (“RSUs”) payable in shares of the Company’s common stock, and restricted shares of the Company’s common stock to employees, officers and directors of Lakeland Bancorp and its subsidiaries. In addition, the Program Administrator may issue shares of common stock to members of the Company’s Board of Directors in payment of all or any portion of directors’ fees. The maximum aggregate number of shares of the Company’s common stock issuable under the 2009 Program is 2,000,000. No one person may receive stock options, restricted shares or RSUs for more than 300,000 shares in any calendar year. Both of these share limitations are subject to adjustment for stock splits, reverse stock splits and similar changes in capitalization.

The 2009 Program replaces the Company’s Amended and Restated 2000 Equity Compensation Program (the “2000 Program”) which will expire on February 8, 2010, unless earlier terminated by the Board. As a result of the shareholder approval of the 2009 Program, no additional options to purchase shares of the Company’s common stock or restricted shares will be granted under the 2000 Program.

The 2009 Program provides that it will be administered by the Board or a committee appointed by the Board (the “Program Administrator”). The Program Administrator will determine the persons who will receive stock options, RSUs and restricted shares under the 2009 Program and the terms and conditions of each option or other award. In addition, the Program Administrator is authorized to adopt, amend and rescind rules and regulations for the administration of the 2009 Program. No options or awards may be made under the 2009 Program after February 28, 2019, but the 2009 Program will continue thereafter while previously granted options, RSU awards and restricted stock awards remain subject to the 2009 Program.

Options granted under the 2009 Program may be either “incentive stock options” that are intended to meet the requirements of Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or “nonstatutory stock options” that do not meet the requirements of Section 422 of the Code. The Program Administrator will determine the exercise price of options granted under the 2009 Program; provided that the exercise price of options must be at least equal to the fair market value per share of the Company’s common stock (or 110% of fair market value in the case of incentive stock options granted to any ten-percent shareholder) at the time the option is granted. No option may be exercisable for more than ten years (five years in the case of an incentive stock option granted to a ten-percent shareholder) from the date of grant. Options granted under the 2009 Program will be exercisable at such time or times as the Program Administrator prescribes at the time of grant.

Generally, the option price may be paid (a) in cash or by certified check, bank draft or money order, (b) through delivery of shares of the Company’s common stock having a fair market value equal to the purchase price, or (c) a combination of these methods. An optionee also may enter into a cashless exercise arrangement which permits the exercise price to be satisfied by reducing from the shares otherwise issuable upon exercise a number of shares having a fair market value equal to the exercise price.

No option may be transferred other than by will or by the laws of descent and distribution, and during a recipient’s lifetime an option may be exercised only by the recipient. However, the holder of a nonstatutory stock option may transfer the option to a family member or family trust for estate planning purposes in a manner approved by the Program Administrator. Options that are exercisable at the time of a recipient’s termination of service generally will continue to be exercisable for a period of 90 days. If the termination was due to the death or disability of the recipient, the option will continue to be exercisable for a period of one year. If the termination was for cause, the options will terminate upon the recipient’s termination of service. If an employee retires from employment at age 65 or older and after at least five years of continuous service, then upon retirement, all of the employee’s options will be exercisable and will remain exercisable for a period of 90 days.

The Program Administrator may also grant a restricted stock award and/or a RSU award to any eligible employee, officer or director, and an unrestricted stock award to a director in payment of directors’ fees. Under a restricted stock award, shares of common stock that are the subject of the award are generally subject to restrictions on transfer to the extent that the recipient terminates service with the Company prior to the award having vested or if the performance goals established by the Program Administrator as a condition of vesting are not achieved. Shares of common stock subject to a restricted stock award cannot be sold, transferred, assigned, pledged or otherwise encumbered or disposed of by the recipient of the award unless and until the applicable restrictions lapse. If the recipient of a restricted stock award terminates service with the Company before the restrictions have lapsed with respect to all shares, the shares for which the restrictions have not lapsed will be forfeited. Unless otherwise determined by the Program Administrator, holders of restricted shares will have the right to vote such shares and to receive any cash dividends with respect to such shares during the restriction period. Any stock dividends will be subject to the same restrictions as the underlying shares of restricted stock. Unrestricted stock awards are grants of shares of common stock that are not subject to forfeiture. The recipient of a RSU award will be entitled to receive a number of shares of common stock that is equal to the number of units granted if and when the units vest. Vesting conditions may be based on the recipient’s continued service to the Company or upon achievement of performance goals established by the Program Administrator.

In the event that the Company merges or consolidates with another corporation, or if the Company liquidates or sells substantially all of its assets, or if a person or entity or a group of persons and/or entities acting in concert becomes the beneficial owner of 51% or more of the Company’s outstanding voting securities, then all vesting periods applicable to options, RSUs and restricted stock awards will be deemed to have been satisfied as a result of such event. In the event of a merger or consolidation or a sale of substantially all of the Company’s assets, each holder of an option will be entitled, upon exercise of the option, to receive, in lieu of shares of the Company’s common stock, the securities or other property to which the holder would have been entitled if the option had been exercised immediately prior to such event. In connection with such an event, the successor corporation may assume the options granted under the 2009 Program. However, if the successor corporation does not assume the options, then the Company’s Board of Directors may require the options to be exercised prior to such an event and cancel such options.

The Company’s Board may at any time amend the 2009 Program for the purpose of satisfying the requirements of the Code, or other applicable law or regulation or for any other legal purpose, provided that, without the consent of the Company’s shareholders, the Board may not (a) increase the number of shares of common stock available under the 2009 Program, (b) change the group of individuals eligible to receive options and/or other awards, or (c) extend the term of the 2009 Program. In addition, under NASDAQ rules, the Company will be required to obtain shareholder approval for “material amendments” to the 2009 Program, as such term may be interpreted by NASDAQ.

A copy of the 2009 Program was attached as Annex B to the Company’s definitive proxy statement pertaining to its May 21, 2009 Annual Meeting. The description of the 2009 Program contained herein is qualified in its entirety by reference to the full text of the 2009 Program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND BANCORP, INC.

By:	/s/ Timothy J. Matteson, Esq.
Name:	Timothy J. Matteson, Esq.
Title:	Senior Vice President and General Counsel

Dated: May 22, 2009